                                                                    Exhibit 10.5

                    SECOND AMENDMENT TO MANAGEMENT AGREEMENT

     THIS SECOMD AMENDMENT TO HOTEL MANAGEMENT AGREEMENT (the "Agreement") made and entered into as of this 30th day of December 2004, by and between Summit Hospitality I, LLC a Delaware limited liability company (hereinafter referred to as "Owner"), and The Summit Group, Inc., a South Dakota corporation, acting on its own behalf, (hereinafter referred to as "Manager"). All terms not defined herein shall have the meaning as set forth in the Hotel Management Agreement dated December 20, 2004.

     WHEREAS, Owner and Manager entered into a hotel management agreement as of December 20, 2004 and a First Amendment to Management Agreement dated December 29, 2004 ( collectively the "Hotel Management Agreement"); and

     WHEREAS, Owner has entered into a certain loan transaction with Lehman Brothers Bank FSB pursuant to which it made certain representations regarding the manner in which Manager would manage certain of Owner's cash and investments ("Representations");

     WHEREAS, it is the desire of Owner and Manager to incorporate those Representations into the Hotel Management Agreement through amendment.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree to amend the Hotel Management Agreement as follows:

     1.   The following subsections are added after subsection 3(f):

          (G) LIMITATION

          Manager does not and will not asset any direct ownership interest in the Hotels except as the manager thereof in accordance with this Agreement.

          (H) CREDITORS

          Manager shall at all times make potential creditors aware that the Hotels are managed by Manager.

     2. Exhibit A to the Agreement is replaced in its entirety with the Amended and Restated Exhibit A attached hereto and incorporated herein by this reference. All references in the Hotel Management Agreement to "Exhibit A" are hereby replaced by the words "Amended and Restated Exhibit A."

     No other terms, conditions or provisions of the Hotel Management Agreement shall be changed or altered except as set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

OWNER:                                  MANAGER:
SUMMIT HOSPITALITY I, LLC               THE SUMMIT GROUP, INC.


By: /s/ Kerry W. Boekelheide            By: /s/ Kerry W. Boekelheide
    ---------------------------------       ---------------------------------
Name: Kerry W. Boekelheide              Name: Kerry W. Boekelheide
Its: President                          Its: President

2701 S. Minnesota Avenue, Suite 6       2701 S. Minnesota Avenue, Suite 6
Sioux Falls, SD 57105                   Sioux Falls, SD 57105

                         Amended and Restated Exhibit A
                     Description of Cash Management Process

The following provides an explanation of the process and procedures concerning the flow of cash of the Borrower, Summit Hospitality I, LLC. All terms not defined herein are defined in the Loan Agreement.

     1. In payment of services provided, cash and checks are received by each Individual Property. The cash and checks received are deposited into one of the Property Accounts. Pursuant to the terms of the Loan Agreement, any funds in excess of the Peg Amounts remaining in the Property Accounts after payment of Permitted Automatic Utility Debits are swept automatically into the Lockbox Account on a weekly basis.

     2. In payment of services provided, receipts from credit card sales are deposited directly by the merchant credit card processor into the Lockbox Account.

     3.   The Lender shall make withdrawals from the Lockbox Account pursuant to
          Section 3.7, et seq. of the Loan Agreement.

     4. Funds distributed to Borrower in accordance with Section 3.7(b)(viii) of the Loan Agreement shall be deposited by Borrower into a cash management account ("Cash Management Account").

     5. The Cash Management Account shall be managed by and accounted for by The Summit Group, Inc. ("Summit"). The Cash Management Account shall also include funds owned by entities which are affiliates of Borrower and Borrower's sole member.

     6. Summit shall account for the funds deposited by and earned by each entity which deposits funds into the Cash Management Account, including Borrower.

     7. Summit shall credit each entity with funds in the Cash Management Account for interest or other earnings on the funds in the Cash Management Account by determining the amount of funds owned by each entity on a weekly basis and then crediting a pro rata share of interest or other earnings on the Cash Management Account to such entity.

     8. Summit shall apportion any bank charges, fees or costs of the Cash Management Account to each entity with funds on deposit in the Cash Management Account by calculating the amount of funds owned by each entity on a weekly basis and then debiting a pro rata share of bank charges, fees or costs incurred by the Cash Management Account to such entity.

     9. On a weekly basis Summit shall debit each entity's funds on deposit in the Cash Management Account by the amount of withdrawals directly attributable to such entity.

     10. Excess funds may be withdrawn from the Cash Management Account and deposited into one or more investment accounts ("Investment Accounts"). Any Investment Account shall be managed by and accounted for by The Summit Group, Inc. ("Summit"). The Investment Accounts shall also include funds owned by entities which are affiliates of Borrower and Borrower's sole member.

     11. Accounting of the funds on deposit in the Investment Accounts shall be in accordance with paragraphs 6 through 9 above.

     12. Immediately upon notice that any entity depositing funds into the Cash Management Account or Investment Accounts has filed, or may file bankruptcy or for protection from such entity's creditors, Summit shall distribute all funds owned by such bankrupt entity immediately to such bankrupt entity. Thereafter, Summit shall not allow such bankrupt entity to participate in the Cash Management Account or Investment Accounts.

     13. In managing the Cash Management Account and the Investment Accounts, Summit does and will at all times manage such accounts in such a way that the assets of the Borrower will at all times be identifiable and separable from the assets of any other entities also using the Cash Management Account and Investment Accounts. Summit will at no time treat the cash on deposit in the Cash Management Account or Investment Account as its own or hold itself out as the owner of the cash on deposit in such accounts. Summit will not deposit any of its own cash or assets into the Cash Management Account, Investment Account or into any account into which cash or other assets of the Borrower are placed.